UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                             FORM 8-K


                          CURRENT REPORT
                Pursuant to Section 13 or 15(d) of
                the Securities Exchange Act of 1934



Date of Report (Date of Earliest Event Reported)  June 7, 2004
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                       NOVO NETWORKS, INC.
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      (Exact Name of Registrant as Specified in Its Charter)




           Delaware                0-28579         75-2233445
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       (State or Other           (Commission      (IRS Employer
Jurisdiction of Incorporation)  File Number)   Identification No.)



    2311 Cedar Springs Road, Suite 400
               Dallas, Texas                        75201
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 (Address of Principal Executive Offices)         (Zip Code)



Registrant's Telephone Number, Including Area Code  (214) 777-4100
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  (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events and Regulation FD Disclosure

     On June 7, 2004, the Registrant engaged Oasis Capital Partners, LLC ("Oasis") to serve as a financial consultant and advisor in the identification and implementation of a comprehensive merger or acquisition based upon the long-term strategic objectives as outlined in the Registrant's Form 10-Q for the quarter ended March 31, 2004. Oasis will advise and assist the Registrant in (i) identifying a suitable merger or acquisition candidate, (ii) completing due diligence, (iii) structuring and negotiating acceptable terms and (iv) closing the transaction.
The term of the engagement is for three months, at a monthly rate of $15,000, and it may be extended on a month-to-month basis. If a transaction is consummated, Oasis will also be entitled to receive warrants, which will be exercisable for a period of two years, to purchase one percent of the Registrant's issued and outstanding post-transaction common stock at an exercise price equal to the average of the mean between the closing bid and ask prices for the Registrant's common stock for the fifteen business days immediately subsequent to the closing date of the transaction.

     Oasis has an ongoing business relationship with the Liati Group, LLC (the "Liati Group"). John Stevens Robling, Jr., one of the Registrant's directors, serves as Managing Director of the Liati Group. Neither Mr. Robling nor the Liati Group received any remuneration for the Registrant's retention of Oasis.

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this report has been signed on the Registrant's behalf by the undersigned hereunto duly authorized.

                              NOVO NETWORKS, INC.


Date:  June 16, 2004          By:   /s/ STEVEN W. CAPLE
                                  ---------------------------
                              Name:  Steven W. Caple
                              Title: President



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